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                              State of California

                          SECRETARY OF STATE'S OFFICE

                              CORPORATION DIVISION



         I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                       IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great
                                         Seal of the State of California this

                                                   AUG  8 1994
                                                   -----------

                                                /s/ TONY MILLER
         [SEAL]                                 Acting Secretary of State

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                                                   ENDORSED
                                                    FILED
                                   in the office of the Secretary of State
                                          of the State of California

                                                 AUG 8 - 1994

                                    TONY MILLER, Acting Secretary of State



                           ARTICLES OF INCORPORATION

                                       OF

                        NATIONAL ENERGY RESOURCES, INC.

                                       I

                        The name of this corporation is:

                        NATIONAL ENERGY RESOURCES, INC.

                                       II


         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation's Code.

                                      III

            The name and address in the State of California for the
             corporation's initial agent for service of process is:

                               MARSHALL J. FIELD
                       1875 CENTURY PARK EAST, SUITE 3100
                             LOS ANGELES, CA 90067

                                       IV

         This corporation is authorized to issue only one class of stock, and the total number of shares which this corporation is authorized to issue is ten thousand (10,000) shares of no par value.

                                       V

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.



                                                   ENDORSED
                                                    FILED
                                   in the office of the Secretary of State
                                          of the State of California

                                                 AUG 8 - 1994

                                    TONY MILLER, Acting Secretary of State


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                                       VI

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions of through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         Dated:           August 5, 1994

                                                   /s/ Walter Weiss
                                                   ----------------------------
                                                   WALTER WEISS, Incorporator

         I HEREBY DECLARE that I am the person who executed the foregoing Articles of Incorporaton, which execution is my act and deed.


                                                   /s/ Walter Weiss
                                                   ----------------------------
                                                   WALTER WEISS, Incorporator




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